SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  July 31, 1998


                                   NELX, INC.
             (Exact name of registrant as specified in its charter)



KANSAS                    0-21210                         84-0922335
-----------------         ------------                    --------------------
(State or other           (Commission                     (IRS Employer
jurisdiction of           File Number)                    Identification No.)
incorporation)


5750 WEST 60TH AVENUE, ARVADA, COLORADO              80003
--------------------------------------------------------------
(New address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code 304-622-9599


RT #1, BOX 4J,  BRIDGEPORT,  WEST VIRGINIA 26330
-------------------------------------------------------------
(Former name or former address, if changed since last report.)




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Item 1.  CHANGES IN CONTROL OF REGISTRANT

         None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

         None.

Item 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

         None.

Item 5.  OTHER EVENTS

         a. The Board approved entering into a Plan and Agreement of Reorganization with Applied Mechanics, Inc. of West Virginia for ninety (90) million shares. The Plan will not be formally executed by NELX, Inc. pending due diligence review. A copy of the Draft Plan is appended as an Exhibit hereto.

     Applied Mechanics, Inc. owns oil and gas production in West Virginia of over 200 producing stripper wells and feeder pipelines for gas. Applied Mechanics is an operator and workover specialist for wells in the West Virginia area. Gross Revenues for 1997 were $600,000.

         b. The prior Board of Directors members have agreed to return for cancellation a total of two (2) million shares of common stocks.

         c. Charles and Marilyn Stout have returned a total of six (6) million shares of common stock to treasury to reduce dilution.

         d. Bruce Bowler, a newly appointed director, purchased two (2) million shares of common stock for $.08 per share ($160,000).

         e. The Board approved the issuance of 1,000,000 shares of common stock each to directors, Harry Bullock, Bruce Bowler, and John Cowan, for a purchase price of $1,000 and the agreement to serve as directors and officers of the company for a period of two years without further compensation.

         f. The Board approved the issuance of one (1) million shares of common stock to Mind2Market, Inc. in consideration of full settlement of all claims against NELX, Inc. and pursuant to a prior agreement between Mind2Market, Inc. and NELX, Inc.

Item 6.  APPOINTMENT OF NEW DIRECTORS

         On July 1, 1998, the Board of Directors appointed two additional Directors to serve until the next annual meeting of shareholders. The appointees are Bruce Bowler and John Cowan.

         Bruce Bowler, age 56, is a Director of the Registrant. He received education at Colorado State University from 1959 to 1961 and University of Denver from 1961 to 1963 where he received a BSBA in Building Industry and Real Estate. He has been a Real Estate Broker in Colorado since 1973. In the lending industry, he is: a) Designated FNMA Underwriter; b) Designated VA Automatic Underwriter; c) Designated FHA Underwriter for FHA Coinsurance program; d) Designated FHA Underwriter under HUD Direct Endorsement Program; and e) Certified FHA 203(k) Rehabilitation Loan Program Trainer. From 1984 to present he has been CEO and Chairman and principal in Universal Lending Corporation, a mortgage banker. From 1982 to 1984 he was Senior Vice President/Director of Mortgage Banking Division of Van Schaack & Company. From 1980 to 1982 he was Senior Vice President of Secondary Marketing for Moore Mortgage Company. From 1979 to 1980 Mr. Bowler was a Vice President at Western Bancorp Mortgage Corp. From 1975 to 1979 he advanced from Branch Manager to Assistant Vice President to Vice President in Mortgage Banking at Van Schaack & Company.

         John Cowan, age 49, is a Director and Secretary of Registrant. Mr. Cowan is a Professional Engineer and a practicing attorney. He received a BA in Math in 1980 from Metropolitan State College, a BS in Civil Engineering in 1983 and a Juris Doctorate from University of Denver in 1988. From 1988 to 1991 he was an attorney in the firm of Welborne, Dufford, Brown, and Tooley in Denver. From 1991 to 1992 he was a staff attorney with CDM Federal Programs Corp., an EPA contractor. In 1992 until 1993 he was an associate with the Musick & Associates, a law firm in Boulder, Colorado. From 1993 to 1995 he was Special Counsel to Welborn Sullivan Meck & Tooley, a law firm in Denver, Colorado. From 1995 to present he has been a sole practitioner attorney.


                  RESIGNATION AND APPOINTMENT OF OFFICERS

         On July 1, 1998, the Board of Directors accepted the resignation of Harry Bullock as acting Corporate Secretary and appointed John Cowan as Secretary to serve at the discretion of the Board.

         On July 1, 1998, Charles Stout resigned as Chairman of the Board of Directors. In his place the Board appointed Harry Bullock as Chairman of the Board.


Item 7.  FINANCIAL STATEMENTS PRO FORMA FINANCIAL & EXHIBITS

         Financial Statements - None at this time.



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Exhibits

         #10.1             Draft Plan and Agreement of Reorganization

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 1998                               NELX, Inc.


                                                  By:/s/Charles L. Stout
                                                  -----------------------------
                                                  Charles L. Stout, President